Exhibit 10.1

AMENDMENT NO. 4 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 4 (the “Amendment”) is made and entered into this 13th day of January, 2015 by and between Dover Motorsports, Inc. and Nashville Speedway, USA, Inc. (collectively, the “Seller”) and NeXovation, Inc. (the “Purchaser”).

WHEREAS, Seller and Purchaser entered into a Purchase and Sale Agreement (the “Agreement”) dated May 28, 2014, as amended by Amendment No. 1 dated August 26, 2014, Amendment No. 2 dated October 7, 2014 and Amendment No. 3 dated December 15, 2014 (the “Previous Amendments”), in which the Purchaser agreed to purchase from Seller the property known as Nashville Superspeedway;

WHEREAS, unless otherwise defined herein, terms shall have the meaning ascribed to them in the Agreement;

WHEREAS, the parties agree to extend the date for Closing, subject to the terms and conditions of this Amendment No. 4 (which shall supersede the Previous Amendments);

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser do hereby agree as follows:

1.	Closing shall take place on or before February 25, 2015. Proration of real estate taxes shall be calculated as if closing had occurred on September 25, 2014.

2.	The Inspection Period has expired and Purchaser makes no objections under Section 5 (a) to the Agreement.

3.	Purchaser shall wire $200,000 to Seller on or before January 14, 2015. This payment is in consideration of this Amendment, is non-refundable and will not be applied against the Purchase Price. If Closing occurs, the non-refundable payments made under the Previous Amendments (totaling $1,700,000) will be applied against the Purchase Price. Any references in the Agreement to the possible refunding of Earnest Money are stricken.

4.	With respect to Item 13 of the Agreement, (1) the Bonds have a remaining balance of $18,000,000 at September 30, 2014, (2) Purchaser’s obligation to assume the obligations of Seller under the Bonds shall extend to the Indemnity Agreement dated September 1, 1999 among Seller, the Sports Authority and the Bond Trustee and Seller shall be released from any further liability thereunder, (3) Purchaser bears the risk that its Alternate Security will not be acceptable to the Sports Authority or the Bond Trustee.

5.	Except as expressly modified above, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment the day and year first written above.

Purchaser: NeXovation, Inc.

By:	/s/ Michael B. Kinnard
Michael B. Kinnard, EVP - General Counsel

Seller: Nashville Speedway, USA, Inc.

By:	/s/ Klaus Belohoubek
Klaus Belohoubek,
Senior Vice President - General Counsel

Seller: Dover Motorsports, Inc.

By:	/s/ Klaus Belohoubek
Klaus Belohoubek,
Senior Vice President - General Counsel